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                                                                   EXHIBIT 10S-2

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                              1992 STOCK AWARD PLAN
                   (as amended and restated through May 1999)

                        Incentive Stock Option Agreement

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Name of Employee:  Martin Hahn
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No. of Shares Covered: 4,571                Date of Grant: May 13, 1999
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Exercise Price Per Share: $21.875           Expiration Date: May 12, 2009
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Exercise Schedule (Cumulative):
                                                    No. of Shares
          Date of                                 As to Which Option
      Exercisability*                             Becomes Exercisable
      ---------------                             -------------------
       May 13, 2005                                     4,571


*  See Section 4 below regarding acceleration of Date of Exercisability
================================================================================


         This is an INCENTIVE STOCK OPTION AGREEMENT between Computer Network Technology Corporation, a Minnesota corporation ("CNT"), and the employee of CNT or an Affiliate of CNT listed above (the "Employee").

         WHEREAS, CNT desires to carry out the purposes of its 1992 Stock Award Plan (as amended and restated through May 1999) (the "Plan") by affording Employee an opportunity to purchase shares of Common Stock of CNT, par value $.01 per share (the "Common Shares"), in accordance with the terms set forth in this Agreement.

         NOW, THEREFORE, CNT and Employee agree as follows:

         1. GRANT OF OPTION. Subject to the terms of the Plan and this Agreement, CNT hereby grants to Employee the right and option (the "Option") to purchase the number of Common Shares specified at the beginning of this Agreement. The Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See Section 9 below for a limitation on incentive stock option treatment.

         2. PURCHASE PRICE. The purchase price of each of the Common Shares subject to the Option shall be the Exercise Price Per Share specified at the beginning of this Agreement, which equals 100% of the Fair Market Value (as defined in the Plan) per Common Share on the Date of Grant.

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         3. OPTION EXERCISE PERIOD. (a) Subject to the provisions of Sections
6(a), 6(b), and 7, the Option shall become exercisable as to the number of shares and on the dates specified in the exercise schedule at the beginning of this Agreement and in Section 4. The exercise schedule shall be cumulative, which means that to the extent the Option has not already been exercised and has not expired, terminated, or been canceled, Employee may at any time and from time to time purchase all or any portion of the Common Shares then purchasable under the exercise schedule.

                  (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of: (i) The Expiration Date specified at the beginning of this Agreement (which date is not more than 10 years after the date of this Agreement); or (ii) The expiration of the period after Employee's termination of employment within which the Option is exercisable as specified in
Section 6(a) or 6(b), whichever is applicable.

                  (c) Notwithstanding any other provision of this Agreement, no one may exercise the Option, in whole or in part, after its Expiration Date.

         4. ACCELERATION OF DATE OF EXERCISABILITY. (a) Except as provided in
Section 7 the Option shall not become exercisable before the first anniversary of the Date of Grant. If the criteria of the following subsections (b) or (c) are met before the first anniversary of the Date of Grant, exercisability of the Option shall be deferred until the first anniversary of the Date of Grant.

                  (b) Subject to the provisions of Section 4(a), the Option shall become exercisable with respect to 50% of the Common Shares subject to Option when the Enterprise Integration Division of CNT achieves revenue and operating income (weighted 2 to 1 in favor of revenue as shown in the attached exhibit to this Agreement) of at least $125 million for a fiscal year, as determined by the Stock Plans Committee of the Board of Directors of CNT (the "Committee") in its reasonable discretion based on the audited financial statements of CNT. The date of exercisability for such portion of the Option shall be the date that the Committee certifies in writing to Employee that the criteria has been achieved, which certification (if the criteria shall have been met for a fiscal year) shall be made within sixty days of the date that the audit of CNT for that fiscal year has been released.

                  (c) Subject to the provisions of Section 4(a), the Option shall become exercisable with respect to 100% of the Common Shares subject to Option when the Enterprise Integration Division of CNT achieves revenue and operating income (weighted 2 to 1 in favor of revenue as shown in the attached exhibit to this Agreement) of at least $180 million for a fiscal year, as determined by the Committee in its reasonable discretion based on the audited financial statements of CNT. The date of exercisability for such portion of the Option shall be the date that the Committee certifies in writing to Employee that the criteria has been achieved, which certification (if the criteria shall have been met for a fiscal year) shall be made within sixty days of the date that the audit of CNT for that fiscal year has been released.

                  (d) If not sooner vested pursuant to the foregoing provisions, the Option shall become exercisable on the Date of Exercisability specified at the beginning of this Agreement.

         5. MANNER OF EXERCISING OPTION. (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering or mailing written notice of exercise to CNT at its principal executive office, marked for the attention of the Human Resources Department. The notice shall state the election to exercise the Option, the number of Common Shares for which it is being exercised, and be signed by the person exercising the Option. If the person exercising the Option is not Employee, he

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or she shall enclose with the notice appropriate proof of his or her right to exercise the Option. The date of exercise of the Option shall be the date that the written notice of exercise with appropriate payment under the following subsection (b) is actually received by the Human Resources Department of CNT.

                  (b) Notice of exercise of the Option shall be accompanied by either: (i) payment (by certified or cashier's check payable to the order of CNT) of the purchase price of the Common Shares being purchased; or (ii) if so permitted by the Committee, certificates for unencumbered Common Shares having an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the purchase price of the Common Shares to be purchased; or (iii) if so permitted by the Committee, a combination of cash and such unencumbered Common Shares. The purchaser shall endorse all certificates delivered to CNT under the foregoing subsections (b)(ii) or (iii) in blank and represent and warrant in writing that he or she is the owner of the shares so delivered free and clear of all liens, security interests, and other restrictions or encumbrances.

                  (c) As soon as practicable after receipt of the purchase price provided for above (and any payment required under Section 14), CNT shall deliver to the person exercising the Option, in the name of Employee (or his or her estate or heirs, as the case may be) a certificate or certificates representing the Common Shares being purchased. CNT shall pay all original issue or transfer taxes, if any, with respect to the issue of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by CNT in connection with the exercise of the Option. All Common Shares issued upon exercise of the Option shall be fully paid and nonassessable. Notwithstanding anything in this Agreement to the contrary, CNT shall not be required, upon exercise of the Option or any part thereof, to issue or deliver any Common Shares unless such issuance has been registered under federal and applicable state securities laws or an exemption therefrom is available.

         6. EXERCISABILITY OF OPTION AFTER TERMINATION OF EMPLOYMENT. (a) During the lifetime of Employee, the Option may be exercised only while Employee is an employee of CNT or an Affiliate and only if Employee has been continuously so employed since the date of this Agreement, except that:

                  (i) If Employee has been continuously employed by CNT (or an Affiliate) for at least 12 full calendar months following the date of this Agreement, Employee may exercise the Option within 90 days after termination of Employee's employment, but only to the extent that the Option was exercisable immediately prior to Employee's termination of employment; and

                  (ii) If Employee is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, Employee (or his or her legal representative) may exercise the Option within one year after the termination of Employee's employment.

                  (b) In the event of Employee's death while employed by CNT or an Affiliate, or within 90 days after his or her termination of employment, the person designated by Employee as his or her beneficiary under this Agreement on a form prescribed by and filed with the Committee, the legal representative of Employee's estate, or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of Employee.

                  (c) Neither the transfer of Employee between CNT and any Affiliate nor a leave of absence granted to Employee and approved by the Committee shall be deemed a termination of employment.

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         7. ACCELERATION OF OPTION ON DISABILITY OR DEATH. If Section 6(a)(ii)
or 6(b) of this Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full.

         8. LIMITATION ON TRANSFER. During the lifetime of Employee, only Employee or his or her guardian or legal representative may exercise the Option. Employee may not assign or transfer the Option otherwise than by will, the laws of descent and distribution, or under Section 17 of the Plan, and the Option shall not be subject to pledge, attachment, or similar process. Any attempt to assign, transfer, pledge, or otherwise dispose of the Option contrary to the provisions of this Agreement, and the levy of any attachment or similar process upon the Option, shall be null and void.

         9. LIMITATION ON INCENTIVE STOCK OPTION TREATMENT. Although the Option is intended to be an incentive stock option within the meaning of Section 422 of the Code, the Option must meet the requirements of Section 422 to qualify for that treatment. One requirement for incentive stock option treatment is that the number of shares first exercisable in any one year, considering all incentive stock options of Employee from CNT and its Affiliates, cannot exceed $100,000 in value. This limitation is applied by taking options into account in the order in which they were granted. CNT will monitor and apply this limitation at the time that an Option is exercised. CNT will notify Employee if any of the Options exercised are non-qualified options rather than incentive stock options because of this limitation.

         10. NO SHAREHOLDER RIGHTS BEFORE EXERCISE. Employee shall have none of the rights of a shareholder of CNT with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

         11. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by Employee under this Agreement shall not be deemed a part of Employee's regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by CNT (or an Affiliate of CNT) unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee determines that the Option, or a portion thereof, should be included to accurately recognize that the Option has been made in lieu of a portion of competitive cash compensation, if such is the case.

         12. CHANGES IN CAPITALIZATION; FUNDAMENTAL CHANGE. (a) The Committee may in its sole discretion make appropriate adjustments in the number and types of shares subject to the Option and in the Purchase Price Per Share to give effect to any adjustments made in the number or types of shares of CNT through a dissolution or liquidation of CNT, a sale of substantially all of the assets of CNT, a merger or consolidation of CNT with or into any other corporation (regardless of whether CNT is the surviving corporation), a statutory share exchange involving capital stock of CNT (each of the foregoing, a "Fundamental Change"), a recapitalization, a reclassification, a stock dividend, a stock split, a stock combination, or other relevant change.

         (b) In the event of a proposed Fundamental Change: (i) involving a merger, consolidation, or statutory share exchange, unless appropriate provision is made for the protection of the Option by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of CNT or such surviving corporation, to be issuable upon the exercise of options in lieu of the Option and Common Shares, or (ii) involving the dissolution or liquidation of CNT, the Committee shall provide written notice to Employee at least 20 days prior to the occurrence of the Fundamental Change that the Option, whether or not then exercisable, shall

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be canceled at the time of, or immediately prior to the occurrence of, the
Fundamental Change in exchange for payment to Employee (or the person then entitled to exercise the Option), within 10 days after the Fundamental Change, of cash equal to the amount, if any, for each Common Share covered by the canceled Option, by which the Fair Market Value, as defined in this Section 12(b), per Common Share exceeds the exercise price per Common Share of the Option. At the time of the notice provided for in the preceding sentence, the Option shall immediately become exercisable in full and Employee (or the person then entitled to exercise the Option) shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Common Shares covered by the Option. In the event of a declaration under this Section 12(b), if the Option shall not have been exercised prior to the Fundamental Change, it shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the notice. Notwithstanding the foregoing, Employee shall not be entitled to the payment provided for in this Section 12(b) if the Option shall have expired. For purposes of this Section 12(b) only, "Fair Market Value" per Common Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the shareholders of CNT upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary in the Plan or this Agreement.

         13. DISQUALIFYING TRANSFERS OF SHARES. Employee acknowledges that if any stock received upon the exercise of any portion of the Option is sold within two years from the effective date of the grant of the Option or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, including the limitation discussed in Section 9, such stock will be deemed under the Code not to have been acquired by Employee pursuant to an "incentive stock option" and that CNT shall not be liable to the Employee in the event the Option for any reason is deemed not to be an incentive stock option within the meaning of the Code.

         14. TAX WITHHOLDING. CNT or an Affiliate may be obligated to withhold federal and state income taxes and social security or other taxes upon Employee's exercise of the Option. If CNT or an Affiliate is required to withhold such taxes, Employee will promptly pay in cash upon demand to CNT, or the Affiliate having such obligation; such amounts as shall be necessary to satisfy such obligation, provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit Employee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover Employee's full FICA and federal, state, and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Common Shares delivered upon exercise or through a subsequent return to CNT of shares delivered upon exercise, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Further, such elections may be subject to the limitations of the Exchange Act, as specified in
Section 11 of the Plan.

         15. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement or the Plan shall be binding and conclusive upon CNT and Employee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

         16. NO RIGHT TO EMPLOYMENT. This Agreement shall not give Employee a right to continued employment with CNT or any Affiliate, and CNT or any Affiliate employing Employee may terminate his or her employment and otherwise deal with Employee without regard to the effect it may have upon him or her under this Agreement.

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         17. GENERAL. CNT shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement. A copy of the Plan is available to Employee from CNT upon request. Unless the context otherwise dictates, capitalized terms that are not defined in this Agreement have the meaning set forth in the Plan from time to time. This Agreement shall be binding in all respects on the Employee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.


         IN WITNESS WHEREOF, Employee and CNT have executed this Agreement and it is effective as of the date of the grant of the Option.


                                         ---------------------------------------
                                         Employee

                                         COMPUTER NETWORK TECHNOLOGY CORPORATION

                                         By:
                                            ------------------------------------
                                             Its:
                                                 -------------------------------

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